                                                               EXHIBIT (D)(3)(I)


                                     FORM OF
               AMENDMENT TO THE SUB-ADVISORY AGREEMENT SUPPLEMENTS
                                     BETWEEN
                               MACKAY SHIELDS LLC
                                       AND
                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC


     This Amendment (the "Amendment") is dated as of May 1, 2008 by and between MacKay Shields LLC (the "Sub-Adviser") and New York Life Investment Management LLC (the "Manager").

                              W I T N E S S E T H:

     WHEREAS, the Manager and the Sub-Adviser are parties to those certain Sub-Advisory Agreement Supplements (the "Supplements"), dated May 15, 2001, entered into on behalf of the Mid Cap Growth Portfolio, the Mid Cap Value Portfolio and the Small Cap Growth Portfolio (the "Portfolios"); and

     WHEREAS, the Manager and the Sub-Adviser wish to amend the fee schedules provided for under the Supplements;

     NOW, THEREFORE, the fee schedules for each of the above-referenced Supplements are replaced with the attached Schedule A

     Except as provided herein, the terms and conditions contained in the Supplements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date first above written.

MACKAY SHIELDS LLC                            NEW YORK LIFE INVESTMENT
                                              MANAGEMENT LLC

By:    ___________________________            By:    ___________________________

Name:  ___________________________            Name:  ___________________________

Title: ___________________________            Title: ___________________________


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                                                               EXHIBIT (D)(3)(I)


                                   SCHEDULE A

Name of Portfolio                           Sub-Advisory Fee
-----------------                           ----------------
Mid Cap Growth Portfolio                    0.375%(1)

Mid Cap Value Portfolio                     0.350%(2)

Small Cap Growth Portfolio                  0.450%(3)




_______________

(1) 0.375% on assets up to $500 million; and 0.35% on assets over $500 million
(2) 0.350% on assets up to $500 million; and 0.325% on assets over $500 million
(3) 0.450% on assets up to $1 billion; and 0.425% on assets over $1 billion